                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               CUNO INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                  [LOGO OF CUNO]





                                                         Notice of
                                                         Annual Meeting
                                                         of
                                                         Stockholders
                                                         March 27, 2002
                                                         and
                                                         Proxy Statement



                                                     CUNO Incorporated
                                                     400 Research Parkway
                                                     Meriden, Connecticut  06450

                                                                  [LOGO OF CUNO]



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 27, 2002

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of the Stockholders of CUNO Incorporated at the Radisson Hotel & Conference Center, 100 Berlin Road, Cromwell, Connecticut on Wednesday, March 27, 2002, at 10:00 a.m. At the Annual Meeting, the Stockholders will vote to:

     1. Elect two Class III Directors each for a three-year term expiring in 2005.

     2. Reapprove the performance goals in the Executive Management Incentive Plan.

     3.   Approve the appointment of Ernst & Young LLP as independent auditors.

     4. Transact other business which may be properly brought before the meeting.

     The Board of Directors has determined that stockholders of record at the close of business on January 30, 2002, are entitled to notice of and to vote at the meeting. A list of stockholders of the Company as of the close of business on January 30, 2002 will be available for inspection during business hours commencing March 17, 2002 at the Company's offices at 400 Research Parkway, Meriden, Connecticut and will also be available at the Annual Meeting.

     YOUR VOTE IS IMPORTANT

     Please vote all proxies you receive. Stockholders of record can vote any one of three ways:

     . By Telephone: Call the toll-free number on your proxy card to vote by phone.
     . Via Internet: Visit the web site on your proxy card to vote via the Internet.
     . By Mail: Mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

     The method by which you decide to vote will not limit your right to vote at the Annual Meeting. If you later decide to attend the Annual Meeting in person, you may vote your shares even if you previously have submitted a proxy.

     An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

               BY ORDER OF THE BOARD OF DIRECTORS


               /s/ John a. Tomich
               JOHN A. TOMICH
               General Counsel and Secretary

February 5, 2002

                                PROXY STATEMENT
                        Annual Meeting of Stockholders
                                March 27, 2002


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CUNO Incorporated (the "Company") to be used at the Company's 2002 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments or postponements thereof. The meeting will be held at the Radisson Hotel & Conference Center, 100 Berlin Road, Cromwell, Connecticut on Wednesday, March 27, 2002, at 10:00 a.m. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about February 5, 2002.

                                 VOTING SHARES

     The Board of Directors has fixed the close of business on January 30, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. The Company's voting securities outstanding on January 30, 2002, consisted of 16,440,500 shares of its $.001 par value common stock ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. A plurality of the votes cast in person or by proxy is required to elect the nominees for director. The affirmative vote of a majority of the shares present in person or by proxy is required to reapprove the performance goals in the Company's Executive Management Incentive Plan ("EMIP") and to approve the appointment of Ernst & Young LLP as independent auditors of the Company's financial statements for fiscal year ending October 31, 2002.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated, FOR the reapproval of the performance goals in the EMIP, and FOR the approval of Ernst & Young LLP as auditors.

     All shares represented by effective proxies marked "abstain" will be counted as present for purposes of reaching a quorum at the Annual Meeting or any adjournments or postponements thereof. Abstentions will be treated as shares present and entitled to vote for any proposal presented at the Annual Meeting or any adjournments or postponements thereof. With respect to any matter brought before the Annual Meeting or any adjournments or postponements thereof, an abstention will have the same effect as a vote cast against a proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will have no effect on the vote on such matter.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.

     Directors of Class III, whose terms of office expire at the Annual Meeting on March 27, 2002, are Mr. Frederick C. Flynn, Jr. and Mr. C. Edward Midgley. The Board has nominated these two candidates for reelection as directors for a term ending at the 2005 Annual Meeting and they have consented to serve if elected. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and, if no specification is made on a signed and returned proxy, to vote such proxy FOR the election as directors the nominees listed in the table below to serve for a term of three years and until a successor shall be elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY.

     The Board of Directors has no reason to believe that the persons nominated will not be available. If a vacancy or vacancies among the original nominees occurs prior to the Annual Meeting, shares represented by the proxies so appointed may be voted for a substitute nominee or nominees designated by the Board of Directors and will be voted for the remaining nominees, if any. In any event, the shares represented by the proxy will be voted for the election of the nominees unless instructed to the contrary.

     Each stockholder will be entitled to vote the number of shares of Common Stock held as of the record date by such stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election for directors.


                        INFORMATION ABOUT THE NOMINEES

[photograph]

               Frederick C. Flynn, Jr., age 51 - Director since 1999 Class III Director (present term expires in 2002)

               Mr. Flynn has been a director of the Company, Senior
               Vice President - Finance and Administration, Chief Financial Officer, and Assistant Secretary of the Company since January 1999. From 1997 through 1998, he served as Senior Vice President
               - Finance and Chief Financial Officer of GE Capital Information Technology Solutions, a computer systems distributor and service provider. In 1996 he was Senior Vice President - Finance of National Medical Care, Inc., a healthcare services provider, and from 1979 to 1995 he was with United Technologies Corporation, the last six years as Vice President - Treasurer. He holds a bachelor of science degree in Economics from Boston College and a master's degree in Business Administration from the University of Connecticut.

[photograph]

               C. Edward Midgley, age 65 - Director since 1995
               Class III Director (present term expires in 2002)

               Mr. Midgley has been a director of the Company since 1995, when the Company was a subsidiary of Commercial Intertech Corp. Mr. Midgley has been a Senior Advisor with UBS Warburg since November 2000. From 1995 until November 2000, he was an Advisory Director of PaineWebber Incorporated. From 1992 until 1995, he was Co-Head of Investment Banking, Executive Managing Director, Head of Mergers and Acquisitions and a Member of the Board of Directors of Kidder, Peabody & Co. Incorporated. He holds a bachelor of arts degree in Economics from Princeton University and a master's degree in Business Administration from Harvard Business School.


                     INFORMATION ABOUT THE OTHER DIRECTORS

[photograph]

               Joel B. Alvord, age 63 - Director since 1996
               Class I Director (present term expires in 2003)

               Mr. Alvord has been a director of the Company since August 1996. He is President and Managing Director of Shawmut Capital Partners. Prior to joining Shawmut Capital Partners, he was Chairman of Fleet Financial Group for two years, after it was merged with Shawmut National Corporation. Mr. Alvord served as Chief Executive Officer of Shawmut National Corporation from 1987 to 1995. He was educated at Loomis Chaffee School and Dartmouth College, where he holds a bachelor's degree in History and a master's degree in Business Administration from the Amos Tuck School of Business Administration. He is a director of Fleet Financial Group. He has been a member of the Board of the Federal Reserve Bank of Boston, HSB Group, and Swiss Reinsurance Company of North America. He is a trustee of the Wang Center for the Performing Arts and the American Repertory Theater.

[photograph]

               Dr. Charles L. Cooney, age 57 - Director since 1996 Class I Director (present term expires in 2003)

               Dr. Cooney has been a director of the Company since August 1996. He has been a Professor of Chemical and Biochemical Engineering at the Massachusetts Institute of Technology ("MIT") since 1982. At MIT he is the co-director of the Program on the Pharmaceutical Industry. Since 1989, he has served as the regional editor of Bioseparations, and in 1992, Dr. Cooney became a founding Fellow for the American Institute for Medical and Biological Engineering. He holds a bachelor of science degree in Chemical Engineering from the University of Pennsylvania and a master's degree and a Ph.D. in Biochemical Engineering from MIT. Dr. Cooney is also a director of Genzyme Corporation.

[photograph]

               John M. Galvin, age 69 - Director since 1993
               Class I Director (present term expires in 2003)

               Mr. Galvin has been a director of the Company since 1993, when the Company was a subsidiary of Commercial Intertech Corp. Since his retirement in 1992 from The Irvine Company, a major landowner and developer that also owns a major portfolio of income property, Mr. Galvin has been a private investor and consultant. From 1987 until 1992, he was Vice Chairman and Director of The Irvine Company. He holds a bachelor's degree in Business Administration from Indiana University.

[photograph]

               Mark G. Kachur, age 58 - Director since 1996
               Class II (present term expires in 2004)

               Mr. Kachur has been a director of the Company since July 1996, Chairman of the Board since November 1, 1999, President and Chief Executive Officer of the Company since December 1, 1997, and President and Chief Operating Officer of the Company from September 1996 until December 1, 1997. Since joining the Company in 1994, Mr. Kachur has been President of the Company. From 1992 until 1994, he was President and CEO of Biotage, Inc., and from 1971 to 1991, he was with Pall Corporation, the last seven years as a Group Vice President. He holds a bachelor of science degree in Mechanical Engineering from Purdue University and a master's degree in Business Administration from the University of Hartford.


[photograph]

               David L. Swift, age 65 - Director since 1996
               Class II (present term expires in 2004)

               Mr. Swift has been a director of the Company since August 1996. Mr. Swift retired in 1996 from Acme-Cleveland Corporation, a manufacturer of communications, motion control and measurement products, where he served as Chairman of the Board since 1993 and Chief Executive Officer and President since 1988. He holds a bachelor of science degree from Ball State University and a juris doctorate from the Salmon P. Chase College of Law. Mr. Swift is also a director of Alltrista Corporation, LESCO Inc., and Twin Disc, Incorporated.


BOARD MEETINGS AND COMMITTEE INFORMATION

     The Board of Directors held six meetings during fiscal 2001 and established committees to assist in the discharge of its responsibilities. The attendance at the meetings of the Board of Directors and committee meetings during the year was 96%. All directors attended 75% or more of the aggregate meetings of the Board and the Board committees to which they were assigned.

     The Board currently has the following committees: Audit, Pension and Nominating, and Compensation. Membership and principal responsibilities of the Board committees are described below.

     The Audit Committee consists of the following four members: Messrs. Galvin (Chairman), Midgley, Swift, and Dr. Cooney. During the fiscal year, the Audit Committee held three meetings with the auditors and also held three teleconferences with the auditors to review the Company's quarterly financial results. The Audit Committee has the primary responsibility of overseeing the Company's financial reporting process on behalf of the Board and reports the results of its activities to the Board. In fulfilling its oversight responsibilities, the Audit Committee recommends the selection and evaluates the qualifications and performance of the independent auditors; reviews with such auditors, prior to the commencement of or during such audit for each fiscal year, the scope of the audit to be made; reviews with such auditors and with management the results of the audits, any changes in accounting policies and the services rendered by such auditors (including management consulting fees, if any, and the effect of such services on the independence of such auditors); reviews the Company's internal audit and control functions; reviews financial statements and reports with management and the auditors; considers such matters relating to the audits and to the accounting procedures employed by the Company, as the Audit Committee may deem appropriate; and reports to the full Board of Directors regarding all of the foregoing. The Audit Committee comprises at least three directors, all of whom are financially literate, and at least one member has accounting or related financial management expertise. Each of the members of the Audit Committee is independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). See the "Audit Committee Report." A copy of the Audit Committee Charter, as adopted by the Board of Directors, was attached as Appendix A to the Proxy Statement for the 2001 Annual Meeting.

     The Pension and Nominating Committee consists of the following three members: Messrs. Alvord (Chairman), Kachur, and Swift. During the year, the Committee held two meetings. The Pension and Nominating Committee has the responsibility of identifying, recruiting and nominating prospective members of the Board of Directors. Any stockholder may nominate a person for election to the Board of Directors by contacting the Chairman of the Pension and Nominating Committee and making a recommendation or through the procedures outlined in
Section 2.4 of the Company's By-Laws. The Pension and Nominating Committee also has the responsibility of overseeing and evaluating the investments of the Company's pension plan trusts, selecting fund managers and reviewing their performance and designating the proportion of pension contributions to be assigned to such managers.

     The Compensation Committee consists of the following five members: Messrs. Midgley (Chairman), Alvord, Galvin, Swift and Dr. Cooney. During the fiscal year, the Compensation Committee held four meetings. The Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management, except the Chairman and Chief Executive Officer; has the authority to approve incentive and deferred compensation plans, and funding arrangements related thereto, for elected officers and senior management; and administers such plans. The Compensation Committee recommends to the non-employee members of the Board of Directors the annual salary, bonus, stock options, performance shares and restricted shares for the Chairman and Chief Executive Officer. None of the members of the Compensation Committee is an employee or former employee of the Company. See "Compensation Committee Report on Executive Compensation."

Directors' Compensation

     Directors who are not employees or officers of the Company receive an annual retainer fee in the amount of $36,000, paid quarterly on the last day of each fiscal quarter. Non-employee directors have the option to make an election to receive the retainer in deferred stock units instead of cash. Those directors who opt for the stock unit alternative for a 3-year deferral period will receive a 15% premium in stock units versus the cash option, a 20% premium for a 4-year deferral period, and a 25% premium for a 5-year deferral period. Directors are also reimbursed for reasonable travel and other expenses related to meetings of the Board and committees. Non-employee directors receive non-qualified stock options to purchase 2,000 shares of Common Stock annually. Directors who are employees or officers of the Company do not receive compensation for serving as directors or members of committees. Mr. Kachur and Mr. Flynn, as officers of the Company, are not compensated for serving as directors or members of committees of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

                            EXECUTIVE COMPENSATION

     This table shows the compensation paid to the Chief Executive Officer and the other four most highly paid executive officers for the past three fiscal years ending October 31 (each, a "Named Executive Officer").

                          Summary Compensation Table

                                                                                         Long-Term Compensation
                                                                                  ------------------------------------
                                                Annual Compensation                    Awards              Payouts
                                 --------------------------------------------          ------             --------
                                                                               Restricted     Securities
                                                                 Other Annual     Stock       Underlying     LTIP        All Other
                                           Salary       Bonus    Compensation    Awards/1/      Options     Payouts    Compensation
                                  Year      ($)          ($)          ($)          ($)            (#)         ($)         ($)/2/
                                 ------    ------       -----    ------------   ----------    ----------    -------    ------------
Mark G. Kachur                    2001     418,154     227,500      15,180        847,991       30,330        -0-          5,250
Chairman, President and           2000     395,769     225,000      15,180        281,259       20,000      701,250        5,250
Chief Executive Officer           1999     350,000     190,700      15,180        571,508       20,000        -0-          5,000

Frederick C. Flynn, Jr.           2001     269,440      -0-/3/      14,300        268,255       20,220        -0-          5,250
Senior Vice President -           2000     259,154      -0-/3/      14,300        250,011       12,000        -0-          5,250
Finance & Administration          1999     206,731     152,900      12,100        556,584       13,000        -0-          1,731
and Chief Financial Officer

Thomas J. Hamlin                  2001     181,354     111,000       9,660          -0-         10,110        -0-          5,250
Senior Vice President -           2000     173,731      50,000       9,660         62,523        9,000       11,641        5,212
Research & Development            1999     167,701      82,300      11,394         70,625        5,000        -0-          4,800

Timothy B. Carney                 2001     172,724      60,000       9,660         25,008        8,600        -0-          5,198
Vice President - General          2000     154,809      62,000       9,660         19,394       16,500       83,750        4,644
Manager, President - North        1999     125,000      55,700       9,660         42,375        3,000        -0-          3,837
America Water Group


Anthony C. Doina                  2001     185,177      38,160       9,660          5,320        7,590        -0-          5,250
Vice President - General          2000     181,408      28,000       9,660          8,761        9,000       31,176        5,442
Manager - U.S. Process            1999     175,970      22,500       9,660        102,272        7,500        -0-          5,000

/1/ This column shows the market value of restricted share awards on the date of grant. The aggregate holdings/value of restricted stock held on October 31, 2001, by the individuals listed in this table, not including awards which were earned after the end of the fiscal year as part of the Company's EMIP or the Company's Management Incentive Plan ("MIP") and were elected to be taken in the form of restricted stock, as described in the Compensation Committee Report on Executive Compensation were: Mark G. Kachur - 74,401 shares/$1,929,962; Frederick C. Flynn, Jr., - 39,217 shares/$1,017,289;
    Thomas J. Hamlin - 7,305 shares/$189,492; Timothy B. Carney - 5,018 shares/$130,167; and Anthony C. Doina 7,924 shares/$205,549.
/2/ Company matching contributions pursuant to the Company 401(k) Plan.
/3/ Pursuant to the Company's MIP, Mr. Flynn elected to take 100% of his bonus in restricted stock.

     The following table sets forth, for each of the Named Executive Officers, options granted on Common Stock during fiscal year 2001 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


                       Option Grants In Last Fiscal Year


                                                                                       Potential Realizable Value
                                                                                         at Assumed Annual Rate
                                                                                             of Stock Price
                                                                                         Appreciation for Option
                                             Individual Grants                                    Term
                          ---------------------------------------------------------  ------------------------------
                             Number of
                            Securities   % of Total
                            Underlying     Options
                              Options    Granted to     Exercise or
                              Granted   Employees In     Base Price    Expiration
                              (#)/1/     Fiscal Year     ($/Share)        Date       5% ($)/2/     10% ($)/2/
                              -----      -----------     ---------        ----       ---------     ----------
Mark G. Kachur               30,330        15.56%          27.88       11/30/10       531,883      1,347,886
Frederick C. Flynn, Jr.      20,220        10.37%          27.88       11/30/10       354,588        898,592
Thomas J. Hamlin             10,110         5.19%          27.88       11/30/10       177,294        449,296
Timothy B. Carney             8,600         4.41%          27.88       11/30/10       150,814        382,190
Anthony C. Doina              7,590         3.89%          27.88       11/30/10       133,102        337,305

__________________________
/1/ The options were granted subject to a three-year vesting period, with 50% of the options granted becoming exercisable on the second anniversary of the grant date and 50% on the third anniversary. No stock appreciation rights were granted. The exercisability of the options may be accelerated in the event of a change in control.
/2/ The dollar amounts indicated in these columns are the result of calculations assuming 5% and 10% growth rates as required by the rules of the Securities and Exchange Commission ("SEC"). These growth rates are not intended by CUNO Incorporated to forecast future appreciation, if any, of the price of CUNO Incorporated Common Stock. The actual value, if any, realized by an executive officer will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

     The following table sets forth, for each of the Named Executive Officers, information regarding the exercise of options on the Common Stock during fiscal year 2001 and unexercised options held as of the end of fiscal year 2001 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.

              Aggregated Option Exercises In Fiscal Year 2001 And
                       Fiscal Year-End 2001 Option Values


                                                                   Number of Securities         Value of Unexercised
                                Shares Acquired      Value        Underlying Unexercised        In-the-Money Options
            Name               on  Exercise (#)   Realized ($)    Options at FY-End (#)           at FY-End ($)/1/
            ----               ----------------   ------------    ----------------------        --------------------


                                                                       Exercisable/                 Exercisable/
                                                                      Unexercisable                Unexercisable
                                                                      -------------                -------------

Mark G. Kachur...............         -0-             -0-            237,536/60,330             2,737,015/1,028,710
Frederick C. Flynn, Jr.......         -0-             -0-              6,500/38,720                  65,423/664,209
Thomas J. Hamlin.............         -0-             -0-              5,500/21,610                  61,983/347,501
Timothy B. Carney............         -0-             -0-             11,500/26,600                 121,373/491,067
Anthony C. Doina.............         -0-             -0-              9,750/20,340                 109,196/296,901

/1/ The value per option is calculated by subtracting the exercise price from the October 31, 2001, closing price of the Common Stock on the NASDAQ National Market of $25.94.



     The following table sets forth, for each of the Named Executive Officers, long-term incentive awards made during fiscal year 2001 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


              Long-Term Incentive Plan Awards In Last Fiscal Year

                                                                                Estimated Future Payouts Under
                                                                                  Non-Stock Price Based Plans
                                                                                ------------------------------
                           Number of
                         Shares, Units     Performance or Other
                           or Other       Period Until Maturation       Threshold           Target             Maximum
     Name                 Rights (#)            or Payout                  (#)                (#)                (#)
     ----                 ----------            ---------                  ---                ---                ---
Mark G. Kachur               -0-                    -                       -                  -                  -
Frederick C. Flynn, Jr.      -0-                    -                       -                  -                  -
Thomas J. Hamlin             -0-                    -                       -                  -                  -
Timothy B. Carney            -0-                    -                       -                  -                  -
Anthony C. Doina             -0-                    -                       -                  -                  -

     Employees may retire from the Company with unreduced benefits under the Company's retirement plans at age 65 or older with 25 or more years of service. The table below shows the estimated annual pension benefits provided under the Company's defined benefit retirement plans for employees in higher salary classifications retiring at age 65 or later.

     Estimated Total Annual Retirement Benefits Under The Pension Plan For
         Salaried Employees And Supplemental Executive Retirement Plans


                                                         Years of Service
                             -----------------------------------------------------------------------
    Remuneration                15              20              25              30              35
--------------------            --              --              --              --              --
      200,000                 54,470          72,639          90,784          95,323          99,862
      300,000                 84,470         112,627         140,784         147,823         154,862
      400,000                114,470         152,627         190,784         200,323         209,862
      500,000                144,470         192,627         240,784         252,823         264,862
      600,000                174,470         232,627         290,784         305,323         319,862
      700,000                204,470         272,627         340,784         357,823         374,862
      800,000                234,470         312,627         390,784         410,323         429,862

     Benefits under the plans are calculated generally under a formula of 50% of the participant's final average compensation reduced by 50% of the participant's estimated social security benefits, reflected in the table in the form of a straight life annuity. The compensation covered by the pension plan is base salary as set forth in the Salary column of the Summary Compensation Table above. The compensation covered by the supplemental executive retirement plan is also base salary for Mr. Kachur, the only participant in such plan. As of December 31, 2001, Mr. Kachur had seven years of credited service, Mr. Flynn, Jr. had two years of credited service, Mr. Hamlin had eighteen years of credited service, Mr. Carney had seventeen years of credited service, and Mr. Doina had seven years of credited service with the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overall Policy and Administration

     The Company's executive compensation as developed and administered by the Compensation Committee of the Board of Directors (the "Compensation Committee") is designed to preserve and enhance stockholder value in the context of a progressive, global technology and manufacturing company. The executive compensation program links executive and stockholder financial interests by:

  . Motivating executives toward longer term strategic management of assets and operations through stock programs that focus executive attention on increasing stockholder value;

  . Recognizing and rewarding individual contributions and achievements as well as overall business performance via annual incentives tied to the achievement of annual operating, financial and strategic objectives; and

  . Providing a competitive base salary structure and total compensation opportunity to attract and retain the executive, research, technical and other management talent necessary to ensure the Company's continued profitable growth and maintenance of high technological standards.

     The Compensation Committee establishes salaries for Corporate officers and administers the Company's Executive Management Incentive Plan ("EMIP"), Management Incentive Plan ("MIP"), and the 1996 Stock Incentive Plan. In its decision-making process, the Compensation Committee uses independent compensation consultants and may periodically seek input from appropriate Company executives.

Base Salaries

     In the aggregate, the Compensation Committee establishes base salaries at or near the market median (50/th/ percentile) of senior executives and other Corporate officers in comparably sized technology and manufacturing companies. In addition, other factors may be considered when setting individual salary levels, which may result in salaries above or below the stated target. These factors may include:

     .    Availability of talent.
     .    The recruiting requirements of the particular situation.
     .    Specific research and technical backgrounds.
     .    Experience.
     .    Anticipated performance.

     Any adjustments in the base salaries of senior executives and other Corporate officers will normally occur as of December 1 each year and are dependent on such factors as:

     .    The executive's current responsibilities, experience, and performance.
     . Competitive compensation practices at comparably sized technology and manufacturing companies.
     . The Compensation Committee's assessment regarding the executive's overall contribution.

Annual Incentive Compensation

     The Compensation Committee administers two annual incentive plans covering management participants. The EMIP was approved by stockholders in 1996 and is a performance-based plan in which payouts are set in accordance with the requirements of Internal Revenue Code ("IRC") Section 162(m). It provides annual incentive compensation opportunities to the Company's Chief Executive Officer based solely on the achievement of predetermined financial performance objectives. For a description of the proposal to reapprove the performance goals in the EMIP, see Proposal 2. Target awards, as a percent of base salary, range from 45 to 60% for the participant.

     In addition, the Compensation Committee also administers the MIP, which provides compensation that is not performance based as defined in Code Section 162(m), but which is based on Company performance as well as objective and subjective evaluations of individual executive performance. The MIP provides opportunities for Company executives to earn annual incentives based on the achievement of a combination of important financial goals (such as operating and net income, earnings per share, return on sales, return on assets and/or cash flow) for the Company as well as individual objectives. A threshold net income level must be achieved before any payments are made. Target awards, as a percent of base salary, range from 10% to 60% for plan participants.

     Participants for fiscal 2001 included 116 individuals with target incentive award opportunities primarily based on:

     .    Individual responsibility levels.
     . Market median data for comparably sized technology and manufacturing companies.

     To enhance the Company's objectives of encouraging additional stock ownership and increasing Company cash flow, certain participants in the EMIP and the MIP may elect to receive up to 100% of their award in restricted stock. If the participant elects to receive restricted stock, the Company increases the award by 25%. The vesting period associated with the stock award is four years and the shares are forfeited in the event a participant voluntarily leaves the Company or is terminated "for cause."

The 1996 Stock Incentive Plan


     The 1996 Stock Incentive Plan allows for the grant of a variety of stock incentive instruments, including non-qualified and incentive stock options, stock appreciation rights, restricted stock and performance shares. The Compensation Committee has made grants of stock options to the Company's key executives to create a direct link between stockholder and executive interests, specifically by focusing executive attention on increasing stockholder value. The Committee also made a grant of stock options to key executives in fiscal 2001 in furtherance of aligning the executives' interests with those of the stockholder.

     Also in fiscal 2001, the Compensation Committee granted restricted stock to Mr. Kachur in accordance with his Employment Agreement. The restricted stock contains a four-year vesting period, and is forfeitable if Mr. Kachur leaves the Company under certain conditions. The restricted stock grant is intended to provide a long-term retention incentive to Mr. Kachur.

     In determining stock option and restricted stock awards, the Committee considers such factors as:

     .    Median competitive award levels for comparable companies.
     . The need to attract, motivate, and retain managers, technical, and research and development talent as well as other professionals.
     .    Company and individual performance.

     The Company also awards time-lapse restricted stock grants in special circumstances, such as to attract and retain newly hired executives and in other similar non-recurring situations.

Chief Executive Officer Compensation

     Mr. Kachur was paid a base salary of $418,154 for fiscal 2001.

     For performance in fiscal 2001, Mr. Kachur received a payment under the EMIP of $252,000. This payment was calculated from a predetermined formula based on Corporate net income set by the Compensation Committee and certified by the Compensation Committee in accordance with the provisions of IRC Section 162(m). In addition, Mr. Kachur received a payment from the MIP of $203,000 based on the Compensation Committee's judgment on his achievement of individual goals and objectives during 2001. Mr. Kachur elected to receive a portion of these awards in restricted stock.

     Mr. Kachur received 20,219 time-lapsed restricted shares and a multi-year stock option grant of 30,330 shares in fiscal 2001. In determining this grant, the Compensation Committee wanted to ensure that Mr. Kachur's long-term incentive compensation was delivered through stock price appreciation in order to establish a strong financial link between Mr. Kachur and the Company's shareholders.

Internal Revenue Code Section 162(m)

     A 1993 IRC amendment caps the allowable federal income tax deduction for compensation paid to each of the proxy-reported officers of a public company. The deduction limit, effective since 1994, does not apply to compensation paid under a plan that meets certain requirements for performance-based compensation. These requirements include:

 . Compensation payable based upon the attainment of one or more pre-established objective performance goals;
 . Performance goals established by a Compensation Committee of the Board of
  Directors that is comprised solely of two or more "outside directors;"
 . The terms of the compensation and the performance criteria are disclosed to and approved by stockholders before payment;
 . The Compensation Committee certifies in writing that the performance goals have been satisfied before payment.

     The Compensation Committee's general policy is to structure the major components of the Company's incentive compensation programs to satisfy the requirements of performance-based compensation and preserve the deductibility of compensation paid to executive officers on an ongoing basis.

     To implement the above policy, the Company sought and received stockholder approval of the 1996 Stock Incentive Plan and the EMIP. Furthermore, in 1999, the Company sought and received stockholder approval to increase the number of shares available for awards under the 1996 Stock Incentive Plan. Such approvals preserved the tax deductibility of stock options, performance shares and annual incentive awards awarded to the Company's executive officers under the EMIP.
The 1996 Stock Incentive Plan links compensation to the achievement of key financial objectives to motivate employees and increase stockholder value.

By:  The Compensation Committee


C. Edward Midgley, Chairman        Dr. Charles L. Cooney        David L. Swift
Joel B. Alvord                     John M. Galvin


Employment Agreements

     On December 1, 2000, the Company entered into a written agreement to employ Mark G. Kachur as President and Chief Executive Officer. Mr. Kachur's Employment Agreement expires on November 30, 2004. The Employment Agreement provides for the payment of a base salary of $420,000, which can be increased at the discretion of the Company. Additionally, Mr. Kachur will be eligible to (1) receive annual incentives as part of the EMIP and the MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Kachur provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Kachur will receive a lump sum payment equal to two times his then recent annual cash compensation. Finally, Mr. Kachur will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

     On December 1, 2001, the Company entered into a written agreement to employ Frederick C. Flynn, Jr. as Senior Vice President-Finance & Administration and Chief Financial Officer. Mr. Flynn's Employment Agreement expires on November 30, 2005. The Employment Agreement provides for the payment of a base salary of $277,160, which can be increased at the discretion of the Company.
Additionally, Mr. Flynn will be eligible to (1) receive annual cash incentives as part of the MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Flynn provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Flynn will receive a lump sum payment equal to two times his then recent annual cash compensation. Finally, Mr. Flynn will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans, and long-term disability plans.

     On December 1, 2001, the Company entered into a written agreement to employ Thomas J. Hamlin as Senior Vice President-Research & Development. Mr. Hamlin's Employment Agreement expires on November 30, 2005. The Employment Agreement provides for the payment of a base salary of $186,500, which can be increased at the discretion of the Company. Additionally, Mr. Hamlin will be eligible to (1) receive annual cash incentives as part of the MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Hamlin provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Hamlin will receive a lump sum payment equal to two times his then recent annual cash compensation. Finally, Mr. Hamlin will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans, and long-term disability plans.

Change of Control Agreements

     The Company has entered into change of control agreements ("Agreements") with Messrs. Kachur, Flynn, Hamlin, Carney, Doina and 2 other key executives (the "Executives"). Under the Agreements, following a "Change of Control" (as defined in the Agreements), if the Executives are terminated without cause or if the Executives terminate their own employment for certain reasons, the Executives could receive (in addition to certain other benefits described below)
(i) accrued and unpaid base salary and a pro rata portion of either their current annual incentive or the average of their two highest annual incentives during the five preceding years; (ii) two or three times the sum of their base salary and either their current annual incentive or the average of their two highest annual incentives during the five preceding years; (iii) the value of any shares, dividends or other property payable assuming maximum performance with respect to any performance shares held by the Executives; (iv) the actuarial value of accrued benefits under the supplemental executive retirement plan; (v) all vested nonforfeitable amounts owing under any comprehensive benefit plans; (vi) continuation of certain benefits for two or three years, such as medical benefits; and (vii) certain other benefits and payments. If a Change of Control occurs, the Company is obligated to set aside, in trust, sufficient assets to fund all obligations under the Agreements. In addition, payments received by the Executives in connection with a Change of Control could be "grossed up" for any excise taxes imposed by the "parachute payment" provisions of the IRC. Under the Agreements, each of the Executives has agreed not to compete with the Company for a stated period of time or to reveal proprietary information.


                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Audit Committee") is primarily responsible for overseeing the Company's financial reporting process. In fulfilling its responsibility, the Audit Committee has reviewed and discussed the audited financial statements with management; and has discussed with the independent auditors matters relating to the scope, results and process of the audit. The Audit Committee has received written disclosures and a letter from the independent auditors regarding the auditors' independence, as required by Independence Standards Board Standard No. 1, and has discussed with them their independence. Based upon the review and discussions of the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.


By:  The Audit Committee

John M. Galvin, Chairman           C. Edward Midgley
Dr. Charles L. Cooney              David L. Swift

                               Performance Graph

     The following graph shows a comparison of cumulative total returns during the period commencing on October 31, 1996 and ending on October 31, 2001, for the Company, the Russell 2000 Index, and the Company's Peer Group. The comparison assumes $100 was invested on October 31, 1996, in the Common Stock, the Russell 2000, and the Peer Group and assumes the reinvestment of all dividends, if any.

                             [GRAPH APPEARS HERE]

                     October 31, 1996   October 31, 1997   October 31, 1998   October 31, 1999   October 31, 2000   October 31, 2001
CUNO                     100.00             106.25              95.31             125.00             158.59             162.13

RUSSELL 2000/1/          100.00             129.09             114.07             131.12             154.20             134.87
PEER GROUP/2/            100.00              92.73              86.96              87.19             100.77             103.86

__________________________________
/1/ The Russell 2000 Index is a market-weighted index comprising approximately 2,000 common stocks issued by a wide range of smaller capitalization U.S. companies.
/2/ The Peer Group Index represents public companies against which the Company competes and includes Calgon Carbon Corporation, Ionics Inc., Millipore Corp., Osmonics Inc., and Pall Corporation.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The directors, nominees for the office of director, the Named Executive Officers, and all directors and executive officers as a group were the beneficial owners of Common Stock, as of December 31, 2001, as set forth below:

                                                                              Amount and Nature
                                                                                of Beneficial           Percent of Voting
                                                                                  Ownership                  Shares
                                                                              ------------------        -----------------
Joel B. Alvord...........................................................       37,853/(2)/                      *
Timothy B. Carney........................................................       28,605/(1)(2)(3)/                *
Charles L. Cooney........................................................       17,167/(2)/                      *
Anthony C. Doina.........................................................       24,355/(1) (2)/                  *
Frederick C. Flynn, Jr...................................................       72,337/(1)(2)/                   *
John M. Galvin...........................................................       33,064/(2)/                      *
Thomas J. Hamlin.........................................................       19,816/(1)(2)/                   *
Mark G. Kachur...........................................................      416,898/(1)(2)/
C. Edward Midgley........................................................       51,552/(2)(4)/                   *
David L. Swift...........................................................       25,348/(2)/                      *

All Directors and Executive Officers as a group (11 people)..............      743,482                         4.52%

__________________
* Less than 1%.
(1) Includes the following number of shares of Common Shares (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the trustee acting under the provisions of the Company 401(k) Plan: Mr. Carney 2,358 shares, Mr. Doina 1,216 shares; Mr. Flynn 1,538 shares; Mr. Hamlin 2,323 shares; and Mr. Kachur 1,289 shares.
(2) Includes shares of Common Stock acquirable within 60 days of December 31, 2001, upon exercise of options issued under the Company's 1996 Stock Incentive Plan as follows: Mr. Alvord 6,000 shares; Mr. Carney 13,000 shares; Dr. Cooney 6,000 shares; Mr. Doina 13,500 shares; Mr. Flynn 13,000 shares; Mr. Galvin 6,000 shares; Mr. Hamlin 8,000 shares; Mr. Kachur 247,536 shares; Mr. Midgley 6,000 shares; and Mr. Swift 6,000 shares.
(3) Does not include 500 shares of Common Stock owned by Mr. Carney's wife.
(4) Does not include 10,000 shares of Common Stock owned by Mr. Midgley's wife.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                             Name and Address of               Amount and Nature of                 Percent
Title of Class                Beneficial Owner              Beneficial Ownership /(1)/             of Class
Common              David L. Babson & Co., Inc.                    1,507,235/(2)/                   9.17%
                    One Memorial Drive
                    Cambridge, MA  02142-1300
Common              Gamco (Gabelli Asset Management)               1,035,212/(3)/                   6.30%
                    One Corporate Center
                    Rye, NY  10580
Common              Primecap Management Co.                        1,000,000/(4)/                   6.08%
                    Box 2600
                    Valley Forge, PA  19482
Common              T. Rowe Price Associates, Inc.                   959,700/(5)/                   5.84%
                    100 E. Pratt Street
                    Baltimore, MD  21202

(1) The information contained in this Table was obtained from Schedule 13G's or from information provided by the Beneficial Owner.
(2) David L. Babson & Co. has sole voting power over 1,506,755 shares and sole investment power over 1,507,235 shares.
(3) Gamco (Gabelli Asset Management) has sole voting power over 1,021,712 shares and sole investment power over 1,035,212 shares.
(4) Primecap Management Co. has sole voting power over 1,000,000 shares and has no sole investment authority.
(5) T. Rowe Price Associates, Inc. has sole voting power over 391,300 shares and sole investment power over 959,700 shares.

                                  PROPOSAL 2
                  REAPPROVAL OF PERFORMANCE GOALS IN THE EMIP

          As described under "Executive Compensation - Annual Incentive Compensation," the EMIP is a performance-based plan in which payouts are set in accordance with the requirements of Section 162(m) of the IRC. In accordance with the requirements of regulations under Section 162(m) of the IRC, the performance goals are being submitted to the stockholders for reapproval.

          The EMIP provides annual incentive compensation opportunities to selected senior executives based solely on the achievement of predetermined financial performance objectives, including corporate operating and net income, return on net sales, return on assets and/or cash flow. The Compensation Committee is responsible for selecting the financial performance objective or objectives to be used for each award under the EMIP. The Compensation Committee establishes the specific target to be achieved for each goal specified in an award in order for a payment to be made and the percentage (up to 100%) of base salary that would be paid if that goal is achieved (the "Award Target"). If 80% of the pre-established goal is achieved, the minimum payment of 25% of the Award Target would be paid. For performance above the target for the goal, the Compensation Committee can increase the percentage of the Award Target paid to the participant up to a maximum of 200% of the Award Target in respect to any fiscal year for achievement of 150% of the goal for that financial performance objective. Mr. Kachur is currently the only participant in the EMIP.

          If this proposal is approved, the performance goals described in the preceding paragraph will continue to be used by the Compensation Committee in administering the EMIP.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF REAPPROVAL OF THE PERFORMANCE GOALS IN THE EMIP.

                                  PROPOSAL 3
                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 31, 2002. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will also be available to respond to appropriate questions from stockholders.

     Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 2002. The affirmative vote of the holders of a majority of the voting shares represented at the Annual Meeting is required for such ratification. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF AUDITORS.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended October 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $208,798 plus $76,090 for audit related fees.

Financial Information Systems Design and Implementation Fees

     There were no fees billed to the Company by Ernst & Young LLP for the fiscal year ended October 31, 2001 for financial information systems design and implementation.

All Other Fees

     All other fees billed to the Company by Ernst & Young LLP for the fiscal year ended October 31, 2001 amounted to $118,659. The Audit Committee has determined that the fees paid to Ernst & Young LLP for services other than auditing are compatible with maintaining Ernst & Young LLP's independence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF AUDITORS.


                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company and its subsidiaries for the fiscal year ended October 31, 2001, including financial statements reflecting the financial position and operations of the Company and its subsidiaries for that year, is being mailed to stockholders simultaneously with this Proxy Statement. The annual report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy.


                      2002 ANNUAL MEETING OF STOCKHOLDERS

     The deadline for receipt by the Company of stockholders' proposals for inclusion in the Company's proxy statement and form of proxy for its 2003 annual meeting of stockholders (the "2003 Meeting") is October 8, 2002. No stockholder proposal will be considered at the 2003 Meeting unless proper notice is received by the Company between November 22, 2002 and December 22, 2002 in compliance with the Company's Bylaws. The Company form of proxy for the 2003 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals; and, the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals which are not included in the Company's proxy statement and form of proxy.

                                   FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED BY STOCKHOLDERS AFTER JANUARY 31, 2002, WITHOUT CHARGE, ON WRITTEN REQUEST DIRECTED TO THE SECRETARY, CUNO INCORPORATED, 400 RESEARCH PARKWAY, MERIDEN, CONNECTICUT 06450.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters of business to be presented for action at the Annual Meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the Annual Meeting.

                            SOLICITATION OF PROXIES

     The enclosed form of proxy is solicited by the Board of Directors. Shares represented by the proxy will be voted at the Annual Meeting in accordance with the shareholder's written instructions. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors or other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy material to and obtain proxies from their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock of record to forward proxy solicitation material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $5,000 plus reimbursement of expenses.

     Please promptly vote your proxy to ensure that your shares will be voted at the Annual Meeting. Your proxy may be voted by telephone, Internet, or mail, as indicated on the proxy card. We also hope that you will attend the Annual Meeting.

                                        BY THE ORDER OF THE BOARD OF DIRECTORS


                                        /s/ John a. Tomich
                                        JOHN A. TOMICH
                                        General Counsel and Secretary

Meriden, Connecticut
February 5, 2002

                               CUNO INCORPORATED
                             400 Research Parkway
                          Meriden, Connecticut 06450

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
              THE ANNUAL MEETING OF STOCKHOLDERS, MARCH 27, 2002

     The undersigned hereby appoints Mark G. Kachur, Thomas J. Hamlin, and Timothy B. Carney, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of CUNO Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CUNO Incorporated to be held at the Radisson Hotel & Conference Center, 100 Berlin Road, Cromwell, Connecticut, on Wednesday, March 27, 2002, at 10:00 a.m., or any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.


             (Continued and to be signed and dated on other side)




                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                                [LOGO OF CUNO]

                                Annual Meeting
                                      of
                                 Stockholders
                                      of

                               CUNO INCORPORATED
                                March 27, 2002
                                      at
                      Radisson Hotel & Conference Center
                    100 Berlin Road, Cromwell, Connecticut
                            Beginning at 10:00 a.m.

                                                       (See map on reverse side)


ADMISSION TICKET - REQUIRED FOR ADMITTANCE TO ANNUAL MEETING
----------------

1.   ELECTION OF DIRECTORS
Nominees: Frederick C. Flynn, Jr. and C. Edward Midgley

FOR nominees listed above                         WITHHOLD AUTHORITY
(except as listed to the contrary below)          to vote for nominees listed
     [_]                                               [_]

The Board of Directors recommends a vote FOR the election of the nominees as director. If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

___________________________________

2.   REAPPROVE THE PERFORMANCE GOALS IN THE EXECUTIVE MANAGEMENT INCENTIVE PLAN

The Board of Directors recommends a vote FOR the reapproval of the performance goals in the Executive Management Incentive Plan ("EMIP").
     FOR       AGAINST        ABSTAIN
     [_]         [_]            [_]

Please mark your votes as indicated in this example [X]

3.   RATIFY SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     The Board of Directors recommends a vote FOR the approval of the auditors.
          FOR       AGAINST        ABSTAIN
          [_]         [_]            [_]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS, FOR REAPPROVAL OF THE PERFORMANCE GOALS IN THE EMIP, AND FOR RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON
Executors, administrators, trustees, attorneys, etc., should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Dated:_______________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

                 Signature of Stockholder(s)
-------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

CUNO encourages you to take advantage of new and convenient ways by which you can vote your shares on matters to be covered at the Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

TO VOTE OVER THE INTERNET;
 . Have your proxy card in hand when you access the web site.
 . Log onto the Internet and go to the web site
  http://www.eproxyvote.com/cuno, 24 hours a day, 7 days a week.
 . You will be prompted to enter your control number printed in the box above. . Follow the instructions provided.

TO VOTE OVER THE TELEPHONE:
 . Have your proxy card in hand when you call.
 . On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, 7 days a week. Outside the U.S. call 1-201-536-8073.
 . You will be prompted to enter your control number printed in the box above. . Follow the recorded instructions.

TO VOTE BY MAIL:
 . Mark, sign and date your proxy card.
 . Return your proxy card in the postage-paid envelope provided.

Your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                              [MAP APPEARS HERE]

Directions to the Radisson

Traveling North: Interstate 91 N to exit 21. Turn left.
---------------

Traveling South: Interstate 91 S to exit 21. Turn left.
---------------

Traveling East: 1-84 to Exit 27 to Route 691 E
--------------
(Meriden/Middletown) to 1-91 N. Take exit 21. Turn left.

Traveling West: 1-84 to Hartford Interchange to 1-91S to exit 21.
--------------
Turn left.